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                                                                       Exhibit 2



                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of the 3rd day of December, 1997, by and between CITIZENS BANCSHARES, INC. ("Bancshares"), a corporation organized and existing under the laws of the State of Ohio and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and CENTURY FINANCIAL CORPORATION ("Century"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and registered as a bank holding company under the BHCA.
         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                               PLAN OF AFFILIATION
                               -------------------

         Pursuant to this Agreement, Bancshares and Century have agreed to a plan of affiliation intended to result in a tax-free plan of reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon consummation of the transactions contemplated by this Agreement, at the Effective Time (as hereinafter defined), Century will be merged with and into Bancshares pursuant to the terms and conditions set forth herein (the "Merger"). Upon consummation of the Merger, the separate existence of Century shall cease and Bancshares shall continue as the surviving corporation.

                                    ARTICLE I
                THE MERGER; STATUS AND CONVERSION OF SECURITIES;
                            EXCHANGE OF CERTIFICATES
                ------------------------------------------------

         Section 1.1. EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article VIII of this Agreement have been satisfied or waived, Bancshares will file or cause to be filed a certificate of merger with the Secretary of State of the State of Ohio and Century shall file or cause to be filed articles of merger with the Department of State of the



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Commonwealth of Pennsylvania, which shall in each case be in the form required by and executed in accordance with applicable laws and regulations. The Merger shall become effective at the time of the later of such filings (the "Effective Time").

         Section 1.2. CONVERSION OF CENTURY COMMON SHARES INTO BANCSHARES COMMON SHARES.

         (a) At the Effective Time, each issued and outstanding share of Century common stock, par value $.835 per share ("Century Common Shares"), other than treasury shares and Century Common Shares as to which dissenters' rights have been exercised (collectively, "Excluded Stock"), thereupon and without further action shall be converted into .425 Bancshares common shares, without par value ("Bancshares Common Shares"), subject to adjustment as set forth below (the "Exchange Ratio"):

            (i) If the Average NMS Closing Price (as defined below) is greater than $67.50, then each outstanding Century Common Share will be converted into that number of Bancshares Common Shares that results from dividing $28.70 by the Average NMS Closing Price; provided, however, that if prior to the effective time of the Merger, Bancshares publicly announces that it has agreed to a transaction in which control of Bancshares will be acquired by another company, then in no event will the exchange ratio be less than .3976; or

            (ii) If the Average NMS Closing Price is less than $56.50, but greater than or equal to $54.25, then each outstanding Century Common Share will be converted into that number of Bancshares Common Share that results from dividing $24.00 by the Average NMS Closing Price; or

            (iii) If the Average NMS Closing Price is less than $54.25, then each outstanding Century Common Share will be converted into .4424 Bancshares Common Shares.

         The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Affiliation.

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         (b) At the Effective Time, all rights with respect to Century Common
Shares pursuant to stock options ("Century Options") granted by Century under the Century Financial Corporation Stock Option Plan, which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Bancshares Common Shares, and Bancshares shall assume each Century Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Century Option assumed by Bancshares may be exercised solely for Bancshares Common Shares; (ii) the number of shares of Bancshares Common Shares subject to each Century Option shall be equal to the number of Century Common Shares subject to such Century Option immediately prior to the Effective Time multiplied by the Exchange Ratio and
(iii) the per share exercise price under each such Century Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding to the nearest cent; PROVIDED, HOWEVER, that the terms of each Century Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code as to any stock option which is an "incentive stock option."

         (c) No certificates or scrip representing fractional Bancshares Common Shares shall be issued upon the surrender for exchange of Century certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Bancshares. Notwithstanding any other provision of this Agreement, each holder of Century Common Shares converted into Bancshares Common Shares in the Merger who would otherwise be entitled to receive a fraction of a Bancshares Common Share (after taking into account all Century certificates delivered for exchange by such holder) shall receive, in lieu thereof, cash


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(without interest) in an amount equal to such fractional part of a Bancshares
Common Share multiplied by the Average NMS Closing Price. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by this Agreement.

         (d) If after the date hereof and prior to the Effective Time, Bancshares or Century shall declare a stock dividend or make distributions upon or subdivide, split-up, reclassify, or combine its common stock or preferred stock or declare a dividend or make a distribution of its common stock or preferred stock in any security convertible into or exchangeable for its common stock or preferred stock, then the Exchange Ratio shall be appropriately adjusted. Nothing contained in this Section 1.2(d) shall be deemed to permit any action which is otherwise prohibited by this Agreement.

         Section 1.3. EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of an outstanding certificate or certificates for Century Common Shares converted to Bancshares Common Shares shall be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Century Common Shares shall have been converted and, if applicable, a cash payment in lieu of any fractional share determined in accordance with this Agreement. In order to effect such surrender and exchange, each such holder of Century Common Shares shall surrender the outstanding certificate(s) therefor to Bancshares' designated exchange agent (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time, Bancshares shall mail, or cause to be mailed, to each holder of record of Century Common Shares (i) notice that the Merger has been consummated and instructions for effecting the surrender of their Century certificates in exchange for certificates representing Bancshares common shares and (ii) a letter of transmittal which may be used to surrender Century certificates to the Exchange Agent. Upon surrender of a Century certificate(s) for cancellation to the Exchange Agent, together with a properly completed and duly executed


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letter of transmittal and such other documents as may reasonably be requested, the holder of such Century certificate shall be entitled to receive, and the Exchange Agent shall promptly deliver as soon as reasonably practicable, in exchange therefor a certificate representing that number of whole of Bancshares Common Shares which such holder has the right to receive in respect of the Century certificate(s) surrendered pursuant hereto (after taking into account all Century Common Shares then held by such holder), and the Century certificate(s) so surrendered shall forthwith be canceled. In the event of a lost certificate, the Century shareholder shall provide, in lieu of the lost certificate, (i) a request for a replacement certificate(s); (ii) an indemnity agreement and (iii) other reasonable items (including an affidavit and a surety bond) requested by Century in accordance with Article VI, Section 6.02 of Century's By-Laws. Pending such surrender and exchange, such holder's certificate(s) for Century Common Shares shall be deemed, for all corporate purposes (other than as set forth in Section 1.4 of this Agreement), to evidence the number of whole Bancshares Common Shares into which such Century Common Shares shall have been converted pursuant to the Merger. The Exchange Agent shall, upon receipt of the duly endorsed Century certificate or certificate with a duly endorsed separate assignment, issue the Bancshares' Common Shares certificate to the surrendering Century certificate holder, together with any cash payment in lieu of fractional shares, as applicable. In the event of a transfer of ownership of Century Common Shares that are not registered in the transfer records of Century, a certificate representing the proper number of Bancshares Common Shares may be issued to a transferee if the Century certificate representing such Century Common Shares is presented to the Exchange Agent, accompanied by all documents required by Bancshares to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.


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         Section 1.4. PAYMENT OF DIVIDENDS. Unless and until any such outstanding certificate(s) for Century Common Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificate(s). Upon the surrender of the Century Common Share certificate(s), Bancshares shall pay to the record holder of Bancshares Common Shares issued in exchange therefor, the amount of dividends, if any, but without interest, that have theretofore become payable to such record holder.

         Section 1.5.      EFFECTS OF THE MERGER.  At the Effective Time:

         (a) Century shall be merged with and into Bancshares and the separate existence of Century shall cease and Bancshares shall be the "Surviving Corporation";

         (b) the Articles of Incorporation of Bancshares as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation;

         (c) the Regulations of Bancshares as in effect immediately prior to the Effective Time (as amended as provided for in subsection (iv) below and to reflect such other amendments thereto as may be contemplated by this Agreement) shall be the Regulations of the Surviving Corporation; and

         (d) the maximum allowable number of directors of the Surviving Corporation, as specified in the Regulations of the Surviving Corporation, shall be changed so as to permit the election of those persons listed in Section 4.9 hereof at the Effective Time.

         (e) At and after the Effective Time, the Merger will have the effects set forth in Section 1701.82 of the Ohio Revised Code and Section 1929 of the Pennsylvania Business Corporation Law of 1988, as amended, including that the Surviving Corporation will be responsible for all obligations of Century.


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                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES BY BANCSHARES
                  --------------------------------------------

         Bancshares hereby represents and warrants to Century that, with respect to Bancshares and The Citizens Banking Company, as applicable, except to the extent set forth in the Disclosure Schedules delivered to Century at the signing of this Agreement, which are attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date (as hereinafter defined):

         Section 2.1. DUE ORGANIZATION AND GOOD STANDING. Bancshares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. The Citizens Banking Company ("Citizens") is a corporation duly organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged.

         Section 2.2. AUTHORITY FOR TRANSACTION. The execution and performance of this Agreement by Bancshares and its delivery to Century have been duly authorized by all requisite corporate action , other than approval by Bancshares' shareholders. This Agreement is valid and binding upon Bancshares and enforceable against Bancshares in accordance with its terms.

         Section 2.3. BANCSHARES COMMON SHARES TO BE ISSUED. The Bancshares Common Shares to be issued to Century shareholders pursuant to this Agreement, when so issued, will have been duly authorized and validly issued by Bancshares and will be fully paid and nonassessable.


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         Section 2.4. BANCSHARES COMMON SHARES OUTSTANDING.

                  (a) STOCK. The authorized capital stock of Bancshares consists of (i) 12,000,000 Bancshares Common Shares, without par value, of which, as of the date of this Agreement 5,899,790 shares are issued and outstanding and 2,250 shares are held in the treasury and (ii) 200,000 serial preferred shares, par value $10.00 per share, none of which are issued and outstanding and none of which are held in the treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable.

                  (b) OPTIONS AND OTHER SECURITIES. Except as set forth in
Schedule 2.4(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bancshares Common Shares have been authorized, granted or entered into by Bancshares. Other than as set forth in Section 2.4(a), there are no Bancshares debt or equity securities authorized or outstanding.

         Section 2.5. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Bancshares, all of which have been made available to Century, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Bancshares contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bancshares, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books (except, as of the date hereof, for the minutes of the Bancshares Board of Directors held on November 19, 1997 to approve the execution and delivery of this Agreement, which minutes have not yet been prepared).


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         Section 2.6. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.
Bancshares has furnished to Century (a) consolidated balance sheets of Bancshares and its subsidiaries as of December 31, 1995 and 1996, respectively, and consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for the years ended December 31, 1994, 1995 and 1996, respectively, all as certified by Crowe, Chizek and Company LLP, Bancshares' independent auditors, and (b) unaudited consolidated balance sheets and income statements of Bancshares and its subsidiaries for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997. The aforesaid financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Bancshares as of the dates thereof and for the periods covered thereby, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the 1996 consolidated balance sheet (the "Bancshares Balance Sheet"), there has not been any material adverse change in the financial condition, results of operations, assets, or business of Bancshares and its subsidiaries taken as a whole.

         2.7. TITLE TO PROPERTIES; ENCUMBRANCES. A complete and accurate list of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Bancshares and Citizens has been made available to Century. Bancshares and Citizens have made available to Century copies of the deeds and other instruments (as recorded) by which Bancshares and Citizens acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Bancshares and Citizens and relating to such property or interests. Bancshares and Citizens, respectively, own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or


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operated by Bancshares or Citizens or reflected as owned in the books and records of Bancshares, including all of the properties and assets reflected in the Bancshares Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed and personal property sold since the Bancshares Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Bancshares and Citizens since the Bancshares Balance Sheet. Each property and asset reflected on the Bancshares Balance Sheet having a fair market value of at least $100,000 is free and clear of all encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Bancshares Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Bancshares or Citizens, (ii) rights of way, easements, building use restrictions, exceptions, variances, reservations and limitations that are a matter of public record; and (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Bancshares and Citizens lie wholly within the boundaries of the real property owned by Bancshares and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party.


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         Section 2.8. LOANS AND INVESTMENTS . All loans and leases made or purchased by Bancshares and its financial institution subsidiaries that are reflected on the Bancshares Balance Sheet or on the accounting records of Bancshares as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Bancshares and its financial institution subsidiaries in the ordinary course of business and, to Bancshares' Knowledge, no loan with a principal balance in excess of $50,000 is subject to any defense or counterclaim. Unless paid prior to the Closing Date, the Loans, on an aggregate basis, are collectible net of the aggregate reserves shown on the Bancshares Balance Sheet of Bancshares as of its date and the Closing Date, as applicable (which reserves are adequate and calculated in a manner consistent with past practice.) There is no contest or claim under any Loan relating to the amount or validity of such Loan which Loans are in the aggregate material to the business or financial condition of Bancshares. Except as set forth in Schedule 2.8, there are no loans of Bancshares and its financial institution subsidiaries, the present principal balance of which is in excess of $50,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of December 1, 1997. Except for pledges to secure public and trust deposits, none of the investments reflected in the Bancshares Balance Sheet under the heading "Investment Securities," and none of the investments made by Bancshares since December 31, 1996, is subject to any restriction, whether contractual or statutory, which impairs the ability of Bancshares and its financial institution subsidiaries freely to dispose of such investment at any time. Except as set forth on
Schedule 2.8, Bancshares and its financial institution subsidiaries are not parties to any repurchase agreement. Schedule 2.8 contains a list of all securities held by Bancshares, delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.


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         Section 2.9. NO UNDISCLOSED LIABILITIES. Except as set forth in
Schedule 2.9, Bancshares and Citizens have no material liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Bancshares Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

         Section 2.10. ABSENCE OF CONFLICTS. To the best of Bancshares' Knowledge, neither the execution, performance or delivery of this Agreement by Bancshares nor the consummation of the transactions contemplated hereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other contract, license or other agreement to which Bancshares or Citizens is a party or to which any of its respective properties is subject or will result in a breach of Bancshares' Articles of Incorporation or Regulations, which violation, breach, modification, rescission or default would reasonably be expected to have a material adverse effect on Bancshares and its subsidiaries taken as a whole. Except for the Board of Governors of the Federal Reserve System, and, if applicable the FDIC and the office of the Comptroller of the Currency the Securities and Exchange Commission, the Ohio Secretary of State, the Department of State of the Commonwealth of Pennsylvania, the Pennsylvania Department of Banking, the necessary state Blue Sky approvals (collectively the "Approvals") and the approval of this Agreement and the Merger by Bancshares' shareholders, Bancshares is not or will not be required to give any notice or to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Merger.

         Section 2.11 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule 2.11, since the date of the Bancshares Balance Sheet, Bancshares has conducted its business only in the ordinary course of business and there has not been any:


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(a)   change in Bancshares' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Bancshares; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Bancshares of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)   amendment to Bancshares' Articles of Incorporation or Regulations;

(c) payment or increase by Bancshares or Citizens of any bonuses, salaries, or other compensation to any shareholder, director, or (except in the ordinary course of business) officer or employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Bancshares or Citizens;

(e) damage to or destruction or loss of any asset or property of Bancshares, whether or not covered by insurance involving a loss in excess of $25,000;

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to Bancshares of at least $100,000;

(g) sale, lease, or other disposition of any asset or property of Bancshares or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Bancshares, other than in the ordinary course of business;

(h) cancellation or waiver of any claims or rights with a value to Bancshares in excess of $100,000;


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(i)   material change in the accounting methods used by Bancshares; or

(j) agreement, whether oral or written, by Bancshares to do any of the foregoing.

         Section 2.12. COMPLIANCE WITH LAWS; LICENSES. Except as set forth in
Schedule 2.12 hereof, Bancshares and Citizens are not engaged in or a party to, (as a defendant), nor do they have any reasonable basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum, which either individually or in the aggregate would have or could be reasonably expected to have a material adverse effect on Bancshares and its subsidiaries taken as a whole. Bancshares and Citizens have not been charged with nor to their Knowledge are they under investigation with respect to, and Bancshares and Citizens have no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Bancshares or Citizens. There is no litigation, proceeding, or governmental investigation pending or to Bancshares' Knowledge, threatened (or which Bancshares or Citizens has any reasonable basis to anticipate) which relates to any of the transactions contemplated by this Agreement. Bancshares and Citizens have responded to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Bancshares and Citizens possess all material licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Bancshares' or Citizens' banking business without material interference or interruption.


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         Section 2.13. BROKERAGE AND FINDER'S FEES. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), Bancshares has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

         Section 2.14. ACCOUNTING MATTERS. Neither Bancshares nor, to its best Knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Bancshares from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

         Section 2.15. COMPLIANCE WITH SECURITIES LAWS. To the best of its Knowledge, Bancshares is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

         Section 2.16. OWNERSHIP OF CENTURY COMMON SHARES. Except for Bancshares' right to acquire shares of Century common stock pursuant to that certain Stock Option Agreement dated November 17, 1997, neither Bancshares, nor any of its affiliates or associates beneficially owns, directly or indirectly, more than 4.9% of the outstanding Century Common Shares.

         Section 2.17. INSURANCE OF DEPOSITS. The deposits of Citizens are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). Citizens has paid all assignments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.


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         Section 2.18. AUTHORIZATION FOR THIS AGREEMENT. Other than as contemplated in Articles VI and VII hereof, no authorization, approval or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Bancshares or Citizens of the transactions contemplated by this Agreement.

         Section 2.19. BOARD APPROVAL; SUBMISSION TO SHAREHOLDERS. The Board of Directors of Bancshares has unanimously approved this Agreement, and will direct that this Agreement be submitted to a vote of Bancshares shareholders at either its 1998 annual meeting or at a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of Bancshares.

         Section 2.20. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Bancshares or Citizens in this Agreement or any document, statement, certificate, schedule or exhibit furnished or to be furnished to Bancshares by or on behalf of Bancshares or Citizens pursuant hereto contains, or will when furnished contain, any untrue statement of material fact, or omits or will then omit to state, a material fact necessary to make the statement(s) of facts contained therein (in light of the circumstances under which they were made), not misleading.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES BY CENTURY
                    -----------------------------------------

         Century hereby represents and warrants to Bancshares that, with respect to Century and Century National Bank Trust Company ("CNB"), as applicable, except to the extent set forth in the Disclosure Schedules delivered to Bancshares at the signing of this Agreement, which are attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:

         Section 3.1. OUTSTANDING SECURITIES OF CENTURY.

                  (a) STOCK. The authorized capital stock of Century consists solely of 8,000,000 Century Common Shares, par value $.835 per share, of which 5,082,148 shares are issued and outstanding and 26,661 are held in the treasury as of the date of this Agreement. Each outstanding Century Common Share is duly authorized, validly issued, fully paid, and nonassessable.

                  (b) OPTIONS AND OTHER SECURITIES. Except as set forth on
Schedule 3.1(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Century Common Shares have been authorized, granted or entered into by Century. Other than as set forth in Section 3.1(a), there are no Century debt or equity securities authorized or outstanding. Except as set forth on Schedule 3.1(b), Century does not have, nor will it have at any time from the execution of this Agreement through the time of Closing (as hereinafter defined), any obligations or commitments related to the Common Shares that may require Century to issue or change the number of its issued or authorized Common Shares.

         Section 3.2. DUE ORGANIZATION AND GOOD STANDING. Century is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. CNB is a national banking association duly organized, validly existing, and in good standing under the banking laws of the United States and is duly authorized to conduct the banking business in which it is engaged.

         Section 3.3. AUTHORITY FOR TRANSACTION. The execution of this Agreement and its delivery to Bancshares have been authorized by all requisite corporate action, other than approval by Century shareholders. This Agreement is valid and binding upon Century, and enforceable against Century in accordance with its terms.

         Section 3.4. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Century, all of which have been made available to Bancshares, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Century contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Century, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, except for the minutes of the meeting of Century's Board of Directors held on December 2, 1997 to approve this Agreement, which minutes have not yet been prepared.

         Section 3.5. ABSENCE OF CONFLICTS. To the best of Century's Knowledge, except as set forth on Schedule 3.5 hereto, neither the execution, delivery or performance of this Agreement by Century, nor the consummation of the transactions contemplated hereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other contract, license or other agreement to which Century or CNB is a party or to which any of their properties are subject or will result in a breach of Century's or CNB's Articles of Incorporation or By-Laws, which violation, breach, modification, rescission or default would reasonably be expected to have a material adverse effect on Century and its subsidiaries taken as a whole. Except for the Approvals and the approval of this Agreement and the Merger by the Century shareholders, Century and CNB are not or will not be required to give any notice or to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Merger.

         Section 3.6. FINANCIAL STATEMENTS. Century has delivered to Bancshares
(a) consolidated financial statements for each of the fiscal years ended December 31, 1993, 1994, 1995 and 1996, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by S.R. Snodgrass A.C., Century's independent auditors, and (b) unaudited consolidated financial statements for the interim periods ended March 31, 1997, June 30, 1997 and September 30, 1997, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Century as of the dates thereof and the results of operations and cash flows for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the 1996 Consolidated Balance Sheet (the "Century Balance Sheet"), there has not been any material adverse change in the financial condition, results of operations, assets or business of Century and its subsidiaries taken as a whole.

         Section 3.7. TITLE TO PROPERTIES; ENCUMBRANCES. Century has previously delivered a complete and accurate list, contained in the Information Memorandum and Supplemental Appendices dated October, 1997 and prepared by Danielson Associates, Inc. (the "Danielson Information Memorandum"), of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Century and CNB. Century and CNB have made available to Bancshares copies of the deeds and other instruments (as recorded) by which Century and CNB acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Century and CNB and relating to such property or interests. Century and CNB respectively own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Century or CNB or reflected as owned in the books and records of Century or CNB, including all of the properties and assets reflected in the Century Balance Sheet (except for assets held under capitalized leases disclosed in the Danielson Information Memorandum and personal property sold since the Century Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Century and CNB since the Century Balance Sheet. Each property and asset reflected on the Century Balance Sheet having a fair market value of at least $50,000 is free and clear of all encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Century Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Century or CNB, (ii) rights of way, easements, building use restrictions, exceptions, variances, reservations and limitations that are a matter of public record, and
(iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Century and CNB lie wholly within the boundaries of the real property owned by Century and CNB and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party.

         Section 3.8.      CONTRACTS.

(a) Schedule 3.8(a) contains a complete and accurate list, and Century has delivered to Bancshares true and complete copies, of:

         (i) each contract (other than Loans entered into by CNB in the ordinary course of business) that involves performance of services by Century or CNB of an amount or value in excess of $25,000;

         (ii) each contract (other than Loans entered into by CNB in the ordinary course of business) that involves performance of services or delivery of goods or materials to Century or CNB of an amount or value in excess of $25,000;

         (iii) each contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of Century or CNB in excess of $25,000;

         (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

         (v) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by Century or CNB with any other person, third party or entity;

         (vi) each contract containing covenants that in any way purport to restrict the business activity of Century or CNB or any affiliate of Century or CNB or limit the freedom of Century or CNB or any affiliate of Century or CNB to engage in any line of business or to compete with any person, third party or entity;

         (vii) each power of attorney that is currently effective and outstanding;

         (viii) each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by Century or CNB to be responsible for consequential damages;

         (ix)     each contract for capital expenditures in excess of $25,000;

         (x) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by Century or CNB other than in the ordinary course of business; and

         (xi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(b) Except as set forth on 3.8(b), to Century's Knowledge, no officer, director, agent, employee, consultant, or contractor of Century or CNB is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of Century or CNB.

(c) Except as set forth on Schedule 3.8(c), each contract identified or required to be identified on Schedule 3.8(a) is in full force and effect and is valid and enforceable in accordance with its terms.

(d) Except with respect to Loans (as defined in Section 3.10) and leases in the ordinary course of business and except as set forth on Schedule 3.8(d):

         (i) Century and CNB are, and at all times since December 31, 1992 have been, in full compliance with all applicable terms and requirements of each contract under which Century or CNB have or had any obligation or liability or by which Century or CNB or any of the assets owned or used by Century or CNB are or were bound and the breach of which would reasonably be expected to have a material adverse effect on Century and its subsidiaries taken as a whole;

         (ii) to Century's Knowledge, each other person, third party or entity that has or had any obligation or liability under any contract under which Century or CNB have or had any rights is, and at all times since December 31, 1992 has been, in full compliance with all applicable terms and requirements of such contract;

         (iii) to Century's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Century or CNB or any other person, third party or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any contract; and

         (iv) Century and CNB have not given to or received from any other person, third party or entity, at any time since December 31, 1992, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract.

(e) Except with respect to Loans and leases in the ordinary course of business, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Century or CNB, as applicable, under current or completed contracts with any person, third party or entity and, to the Knowledge of

         Century or CNB, no such person, third party or entity has made written demand for such renegotiation.

(f) The contracts relating to the provision of services by Century or CNB have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, third party or entity, or any consideration having been paid or promised, that is or would be in violation of any applicable federal, state or local law, rule, regulation or statute.

         Section 3.9. INSURANCE OF DEPOSITS. The deposits of CNB are insured by the Federal Deposit Insurance Corporation in accordance with the FDIA. CNB has paid all assessments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

         Section 3.10. LOANS AND INVESTMENTS All loans and leases made or purchased by Century and CNB that are reflected on the Century Balance Sheet or on the accounting records of Century as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Century and CNB that are or will be collectible in the ordinary course of business (net of the applicable reserve for loan and lease losses described in this Section 3.10), and, to Century's Knowledge, except as set forth on Schedule 3.10 hereto, no loan with a principal balance in excess of $25,000 is subject to any defense or counterclaim. The reserve for possible loan and lease losses shown on the consolidated statement of condition of Century and its subsidiaries as of September 30, 1997 is, and the reserves for possible loan and lease losses on the consolidated balance sheets of Century and its subsidiaries as of quarter ends subsequent to the date of this Agreement will be adequate in all material respects under the requirements of generally accepted accounting principles to provide for losses relating to the loan and lease portfolios of Century and its subsidiaries, net of recoveries relating to loans previously charged off, as of the respective dates of such balance sheets. There is no contest or claim under any Loan relating to the amount or validity of such Loan which Loans are in the aggregate material to the business or financial condition of Century and CNB. Except as set forth in Schedule 3.10, there are no loans of Century and CNB, the present principal balance of which is in excess of $25,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of September 30, 1997. Except for pledges to secure public and trust deposits, none of the investments reflected in the Century Balance Sheet under the heading "Investment Securities," and none of the investments made by Century and CNB since December 31, 1996, is subject to any restriction, whether contractual or statutory, which impairs the ability of Century and CNB freely to dispose of such investment at any time. Except as set forth on Schedule 3.10, Century and CNB are not parties to any repurchase agreement. Schedule 3.10 contains a list of all securities held by Century and CNB as of October 31, 1997 (to be updated at Closing), delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.

         Section 3.11. INSURANCE POLICIES. All premiums due on all insurance policies (copies of which have been previously delivered to Bancshares), have been paid, and such policies will continue to remain in force through the Effective Time. Schedule 3.11 also contains a description of all claims in excess of $25,000 currently pending under such insurance policies, together with a list of all other claims in excess of $25,000 which have been filed during the last three (3) years and a description of the disposition thereof.

         Section 3.12. EMPLOYMENT CONTRACTS AND EMPLOYEE BENEFIT PLANS. A complete list (as of November 29, 1997) of all employees of Century or CNB, their respective dates of hire, cash compensation, compensation pursuant to participation in each of the Plans and the amount of any indebtedness to CNB has been delivered to Bancshares. On or before the Closing Date, Century and CNB shall fully accrue for (in accordance with generally accepted accounting principles) all amounts payable under any of the Plans. Century and CNB has also delivered to Bancshares a list of all employees who are currently entitled to perquisites (including, but not limited to, automobiles and club memberships) as well as a brief description of each such perquisite. Since the date of such list, no employment contract or Plan has been instituted, agreed to, or changed by Century or CNB, nor has there been any increase in the compensation payable or to become payable by Century or CNB to any employee, whose total compensation for services rendered currently exceeds $15,000 annually.

         Section 3.13. COMPLIANCE OF EMPLOYEE BENEFIT PLANS WITH ERISA AND INTERNAL REVENUE CODE.

(a) As used in this Section 3.13, the following terms have the meanings set forth below.

         "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Century or an ERISA Affiliate of Century.

         "Company Plan" means all Plans of which Century or an ERISA Affiliate of Century is or was a Plan Sponsor, or to which Century or an ERISA Affiliate of Century otherwise contributes or has contributed, or in which Century or an ERISA Affiliate of Century otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

         "Company VEBA" means a VEBA whose members include employees of Century or any ERISA Affiliate of Century.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules revised pursuant to such Act.

         "ERISA Affiliate" means, with respect to Century, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes Century within the meaning of IRC Section 414 and or IRC Section 4001(a)(14).

         "Multiemployer Plan" has the meaning given in ERISA Sections 3(37)(A) and 4001(a)(3).

         "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former officers, directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

         "Plan" has the meaning given in ERISA Section 3(3).

         "Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

         "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

         "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

         "VEBA" means a voluntary employees' beneficiary association under IRC
Section 501(c)(9).

         "Welfare Plan" has the meaning given in ERISA Section 3(1).

(b)      (i)      Schedule 3.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and
                  Company VEBAs existing on the date of this Agreement, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV
                  Plans, or (D) Multiemployer Plans.

         (ii)     Schedule 3.13(b)(ii) contains a complete and accurate list of
                  (A) all ERISA Affiliates of Century, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

         (iii) Schedule 3.13(b)(iii) sets forth, for each Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of Century or CNB and the Century's ERISA Affiliates, calculated according to information made available pursuant to ERISA Section 4221(e).

         (iv) Schedule 3.13(b)(iv) sets forth a calculation of the liability of Century for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Century is required by this Statement to disclose such information.

         (v) Schedule 3.13(b)(v) sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

(c) Century has delivered to Bancshares, or will deliver to Bancshares within ten days of the date of this Agreement:


         (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Century or any ERISA Affiliate of Century is required to prepare, file, and distribute, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and

                  Company VEBAs for which a plan description or summary plan description is not required;

         (ii)     all personnel, payroll, and employment manuals and policies;

         (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Century and the ERISA Affiliates of Century, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

         (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

         (v) all registration statements filed with the SEC with respect to any Company Plan and Company Other Benefit Obligation;

         (vi) all insurance policies purchased by or to provide benefits under any Company Plan and Company Other Benefit Obligation;

         (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

         (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

         (ix) copies of all forms of notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

         (x) the Form 5500 filed in each of the most recent six plan years with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

         (xi) copies of all forms of notices that were given by Century or any ERISA Affiliate of Century or any Company Plan to the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, pursuant to statute, regulation or otherwise within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

         (xii) copies of all forms of notices that were given by the IRS, the PBGC, or the Department of Labor to Century, any ERISA Affiliate of Century, or any Company Plan within the four years preceding the date of this Agreement;

         (xiii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of Century that is a Qualified Plan and exemption in response to the filing of IRS Form 1024 for each Company VEBA; and

         (xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

(d)      Except as set forth in Schedule  3.13(d):

         (i) Century and Century's ERISA Affiliates has performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. Century has made appropriate entries in its financial records and statements for all obligations and liabilities under such Company Plans, Company VEBAs, and Company Other Benefit Obligations that have accrued but are not due.

         (ii) No statement, either written or oral, has been made by Century to any Person with regard to any Company Plan or Company Other Benefit Obligation that was not in accordance with the Company Plan or Company Other Benefit Obligation and that could have an adverse economic consequence to Century.

         (iii) Century, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in substantial compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

                  (A) No transactions prohibited by ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                  (B) Century has no liability to, and no ERISA Affiliate of Century has any liability to, the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                  (C) Century has no liability to, and no ERISA Affiliate of Century has any liability to, the PBGC with respect to any Plan or has any liability under ERISA
                           Section 502 or Section 4071.

                  (D) All filings required by ERISA and the IRC as to each Company Plan, Company VEBA, and Company Other Benefit Obligation have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided, except where the failure to file or provide would not have a material adverse effect on Century.

                  (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC Section 162 or Section 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

         (iv) Each Company Plan and Company Other Benefit Obligation can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

         (v) Since December 31, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

         (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plans and Company Other Benefit Obligations that are self-insured.

         (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Century's Knowledge, is Threatened.

         (viii) Each Company Plan that is a Qualified Plan of Century is qualified in form and operation under IRC Section 401(a); each trust for each such Qualified Plan is exempt from federal income tax under IRC Section 501(a). Each Company VEBA is exempt from federal income tax and qualifies under IRC Section 501(c)(9). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust or Company VEBA.

         (ix) With respect to each Company Plan that is a Qualified Plan, Century and each ERISA Affiliate of Century has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and IRC Section 412.

         (x)      Century has paid all amounts due to the PBGC pursuant to ERISA
                  Section 4007.

         (xi) Neither Century nor any ERISA Affiliate of Century has ceased operations at any facility or has withdrawn from any Title IV Plan or has engaged in a transaction in a manner that would subject to any entity or the Surviving Corporation to liability under ERISA Section 4062(e), Section 4063, or
                  Section 4065.

         (xii) Neither Century nor any ERISA Affiliate of Century has filed a notice of intent to terminate any Plan or has adopted any amendment to terminate a Plan. The PBGC has not instituted proceedings to terminate any Company Plan. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

         (xiii) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or IRC Section 401(a)(29).

         (xiv) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Plan.

         (xv) The actuarial report for each Company Plan that is a Title IV Plan of Century and each ERISA Affiliate of Century fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

         (xvi) Since the last valuation date for each Company Plan that is a Title IV Plan of Century and each ERISA Affiliate of Century, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA Section 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

         (xvii) No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

         (xviii) Century has no Knowledge of any facts or circumstances that may give rise to any liability of Century, any ERISA Affiliate of Century or the Surviving Corporation to the PBGC under Title IV of ERISA.

         (xix) Neither Century nor any ERISA Affiliate of Century has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan.

         (xx) Neither Century nor any ERISA Affiliate of Century has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either Century or the Surviving Corporation to a Multiemployer Plan.

         (xxi) Neither Century nor any ERISA Affiliate of Century has received notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Multiemployer Plan intends to terminate or has terminated.

         (xxii) No Multiemployer Plan to which Century or any ERISA Affiliate of Century contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

         (xxiii) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, Century provides no health or welfare benefits for any retired or former employee, officer, director, or any other person, or is obligated to provide health or welfare benefits to any active employee, officer, director, or any other person, following such employee's retirement or other termination of service.

         (xxiv) Century has the right to modify and terminate benefits to retirees under the Company Plans and Company Other Benefit Obligations with respect to both retired and active employees.

         (xxv) Century has complied with the provision of ERISA Section 601 et seq. and IRC Section 4980B.

         (xxvi) No payment that is owed or may become due to any director, officer, employee, or agent of Century or subject to tax under IRC Section 280G or Section 4999; nor will Century be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

         (xxvii) The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

         Section 3.14. NO UNDISCLOSED LIABILITIES. Except as set forth in
Schedule 3.14, Century and CNB have no material liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Century Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

         Section 3.15. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule 3.15, since the date of the Century Balance Sheet, each of Century and CNB has conducted their business only in the ordinary course of business and there has not been any:

(a) change in Century's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Century; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Century of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)      amendment to Articles of Incorporation or By-Laws of Century or CNB;

(c) any increase in the salary or bonus paid to employees of Century or CNB, other than increases which, in the aggregate, were consistent with the increases awarded in prior years and which, individually, were consistent with management's reasonable evaluation of an individual's performance and management's determination of the market level of compensation for the individual's services; provided, however, that (i) the aggregate salary increases shall not exceed four percent (4%) of the aggregate payroll of CNB and (ii) aggregate bonuses shall not exceed 4.5% of the 1997 after-tax net income of Century.

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Century or CNB;

(e) damage to or destruction or loss of any asset or property of Century or CNB, whether or not covered by insurance involving a loss in excess of $25,000;

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction (other than Loans entered into by CNB in the ordinary course of business) involving a total remaining commitment by or to Century or CNB of at least $25,000;

(g) sale, lease, or other disposition of any asset or property (other than OREO properties) of Century or CNB or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Century or CNB, other than in the ordinary course of business;

(h) cancellation or waiver of any claims or rights with a value to Century or CNB in excess of $25,000;

(i)      material change in the accounting methods used by Century or CNB; or

(j) agreement, whether oral or written, by Century or CNB to do any of the foregoing.

         Section  3.16.  TAXES.

(a) Century and CNB have filed or caused to be filed (on a timely basis since 1992) all tax returns that are or were required to be filed by them (either separately or as a member of a group of corporations), pursuant to applicable federal, state and local laws. Century and CNB (either separately or as a member of a group of corporations) has made available to Bancshares copies of all such tax returns relating to income or franchise taxes filed since 1992. Century and CNB have paid, or made provision for the payment of all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Century or CNB, except such taxes if any, as are listed on Schedule 3.16 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Century Balance Sheet.

(b) The United States federal and state franchise tax returns of Century have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1992. Schedule 3.16 contains a complete and accurate list of all audits since 1992 of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on Schedule 3.16, are being contested in good faith by appropriate proceedings. Schedule 3.16 describes all adjustments to the United States federal income tax returns filed by Century and CNB for all taxable years since 1992, and the resulting deficiencies proposed by the IRS in excess of $5,000. Except as described on Schedule 3.16, Century and CNB have not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other third party) of any statute of limitations relating to the payment of taxes of Century or CNB or for which Century or CNB may be liable.

(c) The charges, accruals, and reserves with respect to taxes on the books of Century or CNB are adequate (determined in accordance with GAAP) and are at least equal to Century's or CNB's liability for taxes. There exists no proposed tax assessment against Century or CNB except as disclosed in the Century's Balance Sheet or on Schedule 3.16. All taxes that Century and CNB are or was required by applicable federal, state or local law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state or local governmental authority.

(d) All tax returns filed by Century and CNB are true, correct, and complete.

         Section 3.17. COMPLIANCE WITH LAWS; LICENSES. Except as set forth on
Schedule 3.17, Century and CNB are not engaged in or a party to (as a defendant), nor do they have any reasonable basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum, which individually or in the aggregate would reasonably be expected to have a material adverse effect on Century and its subsidiaries taken as a whole. Century and CNB have not been charged with nor to their Knowledge are they under investigation with respect to, and Century and CNB have no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Century or CNB. There is no litigation, proceeding, or governmental investigation pending or, to Century's Knowledge, threatened (or which Century or CNB have any reasonable basis to anticipate) which relates to any of the transactions contemplated by this Agreement or the Agreement of Merger. Century and CNB have responded to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Century and CNB possess all material licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Century's and CNB's banking business without material interference or interruption.

         Section 3.18. NO BROKERAGE AND FINDER'S FEES. Except for the fees payable to its financial advisor, Danielson & Associates, Inc. ("Danielson"), neither Century nor CNB have employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

         Section 3.19. AUTHORIZATION FOR THIS AGREEMENT. Other than as contemplated in Articles VI and VII hereof, no authorization, approval, or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Century or CNB of the transactions contemplated by this Agreement.

         Section 3.20. BOARD APPROVAL; SUBMISSION TO SHAREHOLDERS. The Board of Directors of Century has unanimously approved this Agreement, and will direct that this Agreement be submitted to a vote of Century's shareholders at either its 1998 annual meeting or at a special meeting of shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and By-Laws of Century.

         Section 3.21. CERTAIN TRANSACTIONS. Except as set forth in Schedule 3.21, Century and CNB have no business relationships or business transactions (other than indebtedness incurred in the ordinary course of business on credit and other terms generally available to CNB customers which indebtedness is not "past due"), with or to any of their Related Persons, their officers or directors, or any of such officers' or directors' Related Persons. For the purposes of this Section 3.21, "Related Person" shall mean, with respect to a particular individual, (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "Related Person" shall mean (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person

(or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the definition of "Related Person," (A) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, (B) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, and (C) "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental entity.

         Section 3.22. NO VIOLATION OF ENVIRONMENTAL LAWS. The business as currently being conducted by Century and CNB and all real property in which Century or CNB has an interest, complies in all material respects with any applicable law or regulation relating to air, water, or noise pollution or the production, storage, treatment, labeling, transportation, or disposition of wastes or hazardous or toxic substances or waste materials.

         Section 3.23. ACCOUNTING MATTERS. Neither Century or CNB nor, to their best Knowledge, any of their affiliates, have through the date of this Agreement taken or agreed to take any action that would prevent Bancshares from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

         Section 3.24. COMPLIANCE WITH SECURITIES LAWS. To the best of its Knowledge, Century is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

         Section 3.25. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Century or CNB in this Agreement or any document, statement, certificate, schedule, or exhibit furnished or to be furnished to Bancshares by or on behalf of Century or CNB pursuant hereto contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make the statement(s) of facts contained therein (in light of the circumstances under which they were made), not misleading.

                                   ARTICLE IV
                             COVENANTS OF BANCSHARES
                             -----------------------

         Bancshares covenants and agrees with Century, as follows:

         Section 4.1. NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of Century, Bancshares will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in
Article II of this Agreement to become untrue or incorrect in any material respect.

         Section 4.2. INFORMATION REGARDING BANCSHARES. Bancshares shall furnish to Century all information concerning Bancshares and its subsidiaries required by applicable securities or corporation laws to be set forth in the proxy materials required to be delivered by Century to its shareholders in connection with this Agreement and the transactions contemplated hereby.

         Section 4.3. CORRECTION OF INFORMATION. Bancshares shall promptly correct and supplement any information furnished under this Agreement to Century so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         Section 4.4. CONSENTS. Bancshares shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         Section 4.5. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Bancshares will confer with the representatives of Century and will furnish to Century either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Century will be permitted to make copies of) and such other information as Century may reasonably request. Bancshares will confer with representatives of Danielson, will cooperate to the fullest extent reasonably possible with Danielson, and will furnish such records, documents, memoranda and all such other information as Danielson may reasonably request in order for Danielson to prepare and provide a "fairness opinion".

         Section 4.6. ACCOUNTING AND TAX TREATMENT. Bancshares agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Bancshares to treat the Merger as a "pooling-of-interests" in accordance with GAAP or the characterization of the Merger as a tax-free reorganization under Section 368(a) of the IRC, and Bancshares agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Bancshares to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.

         Section 4.7. NASDAQ LISTING. Bancshares will file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by

NASDAQ, at the time prescribed by applicable rules and regulations. In addition, Bancshares will use its best efforts to maintain its listing on the NASDAQ National Stock Market.

         Section 4.8. SHAREHOLDER APPROVAL. Bancshares shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Regulations to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Bancshares shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise required by the applicable fiduciary duties of the directors of Bancshares as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.

         Section 4.9.  POST-AFFILIATION BOARD STRUCTURE DIRECTOR NOMINEES.

         (a) Bancshares shall cause the Nominating Committee of its Board of Directors to nominate for election to Bancshares' Board of Directors three members of Century's Board of Directors, namely, Del E. Goedeker, Charles I. Homan, and Joseph N. Tosh, II and, at the Effective Time, such individuals shall have been elected by Bancshares shareholders to serve on the Board of Directors of Bancshares, and one of them shall have been designated by Bancshares for membership on the Executive Committee of the Board of Directors.

         (b) To the extent Messrs. Goedeker, Homan or Tosh shall have been nominated to serve on Bancshares' Board of Directors for terms less than 3 years, the Bancshares' Nominating Committee shall, upon the expiration of any such individual's term, nominate such individual to serve for a subsequent three year term.

         (c) Effective at the Effective Time, four members of Century's Board of Directors, namely, Del F. Goedeker, Charles I. Homan, Joseph N. Tosh, II and Thomas K. Reed shall have been elected by Bancshares (as the sole shareholder of Citizens), to serve on the Board of Directors of Citizens; provided, however, that until the CNB Merger, such persons shall be entitled to receive meeting (and not retainer) fees from Citizens. Messrs. Goedeker, Homan, Tosh and Reed shall also continue to serve on the Board of Directors of CNB until the CNB Merger (as defined in Section 4.11).

         (d) Effective at the Effective Time, three members of Bancshares' Board of Directors designated by Bancshares shall have been elected by Bancshares (as the sole shareholder of CNB) to serve on the Board of Directors of CNB; provided, however, that such persons shall only be entitled to receive meeting (and not retainer) fees from CNB.

         (e) From the Effective Time until the CNB Merger, the current members of the CNB Board of Directors shall continue to serve on the CNB Board of Directors and receive the same retainer and meeting fees as in effect on the date of this Agreement.

         Section 4.10. FORMATION OF CENTURY ADVISORY BOARD. At the Effective Time of the CNB Merger, the members of the CNB Board of Directors who are not also members of

Citizens' Board of Directors shall be given the opportunity to serve on an advisory board to Citizens - Century Division to be known as the "Century Advisory Board".

         Section 4.11. CNB MERGER WITH CITIZENS; CENTURY NAME. It is understood and agreed that for at least a six (6) month period from the Closing Date, CNB shall be operated as a separate banking subsidiary of Bancshares. Thereafter, Bancshares, in its discretion shall effectuate a merger of CNB with and into Citizens (the "CNB Merger"). Following the Closing Date, the "Century" name will continue to be featured in all CNB signage and literature and following the CNB Merger, Bancshares would anticipate given the notable recognition associated with the "Century" name that it would continue to be used as appropriate in the markets serviced by CNB.

         Section 4.12. OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. Bancshares shall offer the existing employees of Century and CNB the opportunity to continue as employees of CNB on the Closing Date for a period ending December 31, 1998; subject, however, to the right to terminate any such employees for "cause". It is understood and agreed that nothing in this Section 4.12 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision; provided, that employees shall have the right to enforce the first sentence of Section 4.12 through December 31, 1998.

         Prior to the CNB Merger, a committee comprised of three (3) employees of each of CNB and Citizens will be formed to evaluate and make recommendations to the Bancshares' Board of Directors with respect to the merger of their respective employee benefit plans.

         At the time of the CNB Merger, the Employees Retirement Plan of Century National Bank and Trust Company, as amended and restated effective January 1, 1989 ("Merged Plan") shall be merged into the Employees Retirement Plan for Citizens Bancshares, Inc. ("Bancshares

Plan"). As of the date the plans are merged, Bancshares Plan shall provide accrued benefits to all former participants in the Merged Plan that are equal to the total of (1) and (2) below:

         (1) The accrued benefits for all employment service prior to the date the plans are merged shall equal the benefits accrued under the Merged Plan as of the date the plans are merged. These accrued benefits shall continue to provide (i) any early retirement benefit or Early Retirement Type subsidy (as defined by IRS Section 411(d)(6)) and (ii) all optional forms of benefit provided by the Merged Plan.

         (2) Benefits shall be accrued with respect to all employment service on and after the date of the plans are merged, subject to all of the provisions of the Bancshares Plan, including, but not limited to, eligibility for benefits and benefit amounts. The amount of such further accrual of benefits shall, however, be based solely on employment service on and after the date the Plans are merged.

         Solely for purposes of determining Years of Vesting Service, the Bancshares Plan shall recognize all years of service with Century and its predecessors that were credited under the Merged Plan for eligibility and vesting purposes; such service shall not, however, be recognized for purposes of determining the accrual of benefits under paragraph (2) above.

         All Century and CNB employees who become employees of Citizens or one of Bancshares' other affiliates upon the consummation of the CNB Merger shall have their years of service with Century and its predecessors credited for eligibility and vesting purposes but not for accrual of benefit purposes under all Bancshares' Employee Benefit Plans (as defined in Section 3(3) of ERISA) and other fringe benefit programs (including vacation), except with respect to Bancshares' ESOP Plan. Nothing in this paragraph shall be construed as limiting Citizens' ability to amend or terminate any such Plan or program (including vacation) prior to, coincident with or subsequent to the consummation of the CNB merger.

                                    ARTICLE V
                              COVENANTS OF CENTURY
                              --------------------

         Century hereby covenants and agrees with Bancshares as follows:

         Section 5.1. NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of Bancshares, Century will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article III of this Agreement to become untrue or incorrect in any material respect.

         Section 5.2. CARRY ON BUSINESS IN NORMAL MANNER. From the date of this Agreement to the Closing Date, Century and CNB shall carry on their business in substantially the same manner as heretofore and, without the written consent of Bancshares, Century and CNB shall not (a) do any of the things which they represent and warrant herein have not been done since December 31, 1996 or the date hereof, as the case may be, except as necessary to carry out this Agreement on the part of Century and CNB; (b) engage in any transaction which would be inconsistent with any other representation or warranty of Century (or with respect to CNB, as applicable) set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such transaction; or (c) engage in any lending activities other than in the ordinary course of business consistent with past practice. Century shall send to Bancshares via facsimile transmission a copy of all loan presentations made to CNB's loan committee at the same time as such presentations are transmitted to said committee, to enable one of Bancshares senior loan committee members to review, comment and make reasonable recommendations to the loan committee with respect to such loan presentations. Century and CNB shall consult with Bancshares prior to hiring any full-time employees other than replacement employees for positions then existing. Century will use its best efforts to keep its (and CNB's) business organizations intact, to keep available the services of present employees, and to preserve the goodwill of customers, suppliers, and others having business relations with them.

         Section 5.2. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Century will confer with the representatives of Bancshares and will furnish to Bancshares either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bancshares will be permitted to make copies of) and such other information as Bancshares may reasonably request. Century will confer with the representatives of Sandler, O'Neill, will cooperate to the fullest extent reasonably possible with Sandler O'Neill and will furnish such records, documents, memoranda and all such other information as Sandler O'Neill may reasonably request in order for Sandler, O'Neill to prepare and provide a fairness opinion.

         Section 5.3. CONSENTS. Century shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         Section 5.4. INSURANCE COVERAGE. Century shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

         Section 5.5. COMPLIANCE WITH SECURITIES LAWS. Century shall cooperate with Bancshares in doing all things necessary to comply with the state and federal securities laws applicable to the transactions contemplated by this Agreement.

         Section 5.6. SHAREHOLDER APPROVAL. Century shall take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Century shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise necessary under the applicable fiduciary duties of the directors of Century as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.

         Section 5.7. CORRECTION OF INFORMATION. Century and CNB shall promptly correct and supplement any information furnished under this Agreement to Bancshares so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         Section 5.8. OTHER OFFERS. On and after the date hereof, except with the written consent of Bancshares, Century shall not directly or indirectly solicit or encourage (nor shall Century permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Century or for the acquisition of the shares or all or substantially all of the assets or business of Century, or discuss with or enter into conversations with any person, other than Century shareholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the share exchange with Bancshares', provided, that to the extent the Board of Directors of Century determines in good faith, after consultations with independent legal counsel that it is required by its fiduciary duties to do so, Century may furnish to a third party, upon written request, the Danielson Information Memorandum. Century will promptly notify Bancshares orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

         Section 5.9. DIVIDENDS. On and after the date hereof, Century shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than (i) regular quarterly cash dividends each in an amount not to exceed $.11 per share and (ii) the repurchase of Century Common Shares by Century in the market in amounts necessary to satisfy its obligations under Century's Dividend Reinvestment Plan and Employee Stock Purchase Plan. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any quarter, there shall not be a payment of both a Bancshares and Century dividend. The parties further agree that if the Closing Date is at the end of a fiscal quarter, then they will cooperate to assure that the Century shareholders receive the dividend, if any, declared by Century rather than the dividend for that quarter, if any, declared by Bancshares.

         Section 5.10. ACCOUNTING AND TAX TREATMENT. Century agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Century to treat the Merger as a "pooling-of-interests" in accordance with GAAP or the characterization of the Merger as a tax-free reorganization under Section 368(a) of the IRC, and Century agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Century to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.

         Section 5.11. LARGE DEPOSITS. Prior to the Closing, CNB will have provided Bancshares with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $100,000; and (ii) all customers with aggregate deposits in excess of $500,000.

                                   ARTICLE VI
                 JOINT COVENANTS OF CENTURY, CNB AND BANCSHARES
                 ----------------------------------------------

         Section 6.1. CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Century and Bancshares pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section

6.1 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the shareholders of each of Century and Bancshares under Section 7.1 (individually, a "Prospectus/Proxy Statement" and collectively, the "Prospectus/Proxy Statements"). Century and Bancshares agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement and the Agreement of Merger. Century and Bancshares agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Century or Bancshares, as the case may be, to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Century and Bancshares contained in this Section 6.1 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, Century and Bancshares agree to return all copies of the Information provided to the other promptly.

         Section 6.2. REGULATORY APPROVALS. As promptly as practicable after the date hereof, each of Bancshares and Century shall use its best efforts, separately and jointly with the other party, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the Merger, including without limitation the Approvals and shall do any and all acts and things reasonably necessary or advisable in order to cause the Merger to be completed on the terms provided in this Agreement as soon as reasonably practicable thereafter.

         Section 6.3. ANNOUNCEMENTS. Except as may be required by law or as otherwise contemplated herein, no party shall make any public announcements or filing or disclosure to third parties of the transaction contemplated herein or the other party's involvement therein without the prior written approval of the other party. The restrictions contained in this Section shall not apply to disclosures made by either party to its stockholders, suppliers or customers to the extent appropriate to consummate the transactions contemplated by this Agreement. Each party shall endeavor to give the other at least one (1) business day's prior notice of announcements to the public, which notice shall be accompanied by a copy of the text of the proposed disclosure.

                                   ARTICLE VII
                    REGISTRATION OF BANCSHARES COMMON SHARES
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                  --------------------------------------------

         Section 7.1. REGISTRATION STATEMENT. Bancshares and Century acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Act") and Rule 145 thereunder. Bancshares agrees to prepare and file, as soon as practicable after the execution of this Agreement, a registration statement on Form S-4 (the "Registration Statement") under and pursuant to the provisions of the Act for the purposes of (i) filing the Prospectus/Proxy Statements to be used by Century and Bancshares to obtain the approval of their respective shareholders of the transactions contemplated by this Agreement and (ii) registering the Bancshares Common Shares to be issued in connection with the transactions contemplated hereby. Century agrees to provide promptly to Bancshares, information concerning the business and financial condition and affairs of Century as may be required or appropriate for inclusion in the Registration Statement and to cause its counsel and auditors to cooperate with Bancshares' counsel and auditors in the preparation of such Registration Statement. Bancshares agrees to use its best efforts to have such Registration Statement declared effective under the Act as soon as may be practicable and each of Bancshares and Century agrees to distribute its respective Prospectus/Proxy Statement contained in such Registration Statement to its respective shareholders not less than twenty (20) business days prior to the scheduled meeting of its shareholders that will be held to consider approval of this Agreement. Except to the extent permitted by Rule 145(b) under the Act, Bancshares and Century agree not to publish any communication other than the Prospectus/Proxy Statements, in respect of this Agreement or the transactions contemplated hereby. Any communication by either party under Rule 145(b) will be made only upon the written approval of the other. Bancshares and Century agree that, between the date the Registration Statement becomes effective and the Closing Date, they will keep each other advised on a current basis of material developments concerning their respective businesses, including any event which would cause their respective Prospectus/Proxy Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Bancshares shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Bancshares Common Shares by Century shareholders who may be deemed to be affiliates of Century, as such term is defined in Rule 145 promulgated under the Act (individually, an "Affiliate" and collectively, the "Affiliates").


         Section 7.2. AFFILIATES' CERTIFICATES. Each Affiliate of Century shall furnish to Bancshares a letter representing that such Affiliate will not sell, assign, or transfer any of the Bancshares Common Shares received by such Affiliate as a result of the transactions contemplated by this Agreement, except pursuant to (a) registration under the Act or (b) a transaction permitted by Rule 145 under the Act, or (c) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to Bancshares, or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, the Bancshares Common Shares are not required to be registered under the Act; and in the event of sale or other disposition pursuant to Rule 145 such Affiliate will supply reasonably satisfactory evidence of compliance with such Rule to Bancshares. With respect to such representations, each Affiliate shall agree to hold harmless and indemnify Bancshares and

Bancshares' officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities to which Bancshares or any officer or director of Bancshares may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations. Each Affiliate shall further agree that the certificate or certificates representing the Bancshares Common Shares issued to such Affiliate upon the consummation of the Share Exchange may bear the following restrictive legend:

                  The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act.

         Bancshares covenants and agrees to remove the foregoing restrictive legend from the certificate or certificates representing the Bancshares Common Shares issued to an Affiliate and to cancel any stop order instructions with respect thereto upon receipt of advice from its counsel that such actions are appropriate under the then-existing circumstances.

         Section 7.3. BLUE SKY REGISTRATION. Bancshares shall, to the extent required by applicable state securities or "blue sky" laws, as promptly as practicable after the furnishing by Century of all information regarding Century required or desirable to be reflected therein, file with applicable state securities or blue sky administrators, and use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Bancshares Common Shares in connection with the Agreement of Merger.

         Section 7.4.  SUPPLEMENTAL ASSURANCES.

                  (a) On the date the Registration Statement becomes effective and on the Closing Date, Century shall deliver to Bancshares a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' Knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Century, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) On the date the Registration Statement becomes effective and on the Closing Date, Bancshares shall deliver to Century a certificate signed by the chief executive officer and by the chief financial officer of Bancshares to the effect, to such officers' Knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Century) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                  ARTICLE VIII
                                   CONDITIONS
                                   ----------

         Section 8.1. CONDITIONS TO BANCSHARES' OBLIGATIONS. The obligation of Bancshares to consummate the transactions contemplated by this Agreement, shall be subject to the following conditions, except as Bancshares may waive the same in writing:

                  (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1996, to the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, or assets of Century or CNB, and there shall have been no occurrence or circumstances which would reasonably be expected to result in any such material adverse change.

                  (b) CONDUCT OF BUSINESS IN ORDINARY COURSE. From December 31, 1996, to the Closing Date, Century and CNB will have conducted business only in the ordinary and usual course except for matters expressly referred to in this Agreement or the Disclosure Schedule, matters incident to carrying out this Agreement and such further matters as may be consented to in writing by Bancshares.

                  (c) OPINION OF CENTURY'S COUNSEL. Century's counsel, Buchanan, Ingersoll Professional Corporation, shall have delivered to Bancshares its opinion, dated the Closing Date, to the effect that (i) Century is a bank holding company duly registered under the BHCA and a corporation duly organized under the laws of the Commonwealth of Pennsylvania and is in good standing under the laws of the Commonwealth of Pennsylvania, (ii) CNB is a national banking association duly organized under the laws of the United States and is in good standing under the laws of the United States, (iii) this Agreement has been duly executed by Century and constitutes a binding obligation of Century, enforceable in accordance with its terms against Century, (iv) assuming that the merger is duly authorized by Bancshares and its shareholders and that Bancshares has taken all action required to be taken by it prior to the Effective Time, upon the filing of the Certificate of Merger with the Secretary of State of Ohio and the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1.1., the Merger will become effective under Pennsylvania law.

                  (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Century and CNB in Article III hereof shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except for representations and warranties made as of an earlier date, which representations and warranties shall have been correct in all material respects as of such earlier date), and Century and CNB shall have fully complied with all the terms and conditions hereof, and Century and CNB shall have delivered to Bancshares a certificate to that effect, which certificate shall be signed by the President of each of Century and CNB and shall be in a form reasonably satisfactory to Bancshares.

                  (e) AFFILIATES' CERTIFICATES. Bancshares shall have received from each Affiliate a certificate in the form specified in Section 7.2 hereof.

                  (f) OFFICERS' CERTIFICATES REGARDING REGISTRATION STATEMENT. Bancshares shall have received from Century the officers' certificates required pursuant to Section 7.4(a) hereof.

                  (g) FAIRNESS OPINION. The receipt of a fairness opinion from Sandler O'Neill dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the transactions contemplated by this Agreement fair to the Bancshares shareholders from a financial point of view.

                  (h) DISSENTERS' RIGHTS. Holders of Century Common Shares that shall have taken such actions as are required by the Pennsylvania Business Corporation Law of 1988, as amended, to assert dissenters' rights, combined with fractional shares for which cash is paid and any shares that are deemed to be in contemplation of the combination when determining whether the pooling-of-interests method of accounting is appropriate under GAAP, may not exceed ten percent (10%) of the issued and outstanding Century Common Shares.

                  (i) NO DEFAULT. There shall have occurred no event constituting a default under any material indenture, agreement, note, mortgage, guaranty or other writing which evidences or relates to any loan of money to, or indebtedness for money borrowed by Century or CNB which materially adversely affects Century's or CNB's financial condition.

                  (j) ACCOUNTING TREATMENT. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

                  (k) EMPLOYMENT AGREEMENTS. Each of Donald A. Bezinger, Edwin
C. Schaffnit and C. David Becker shall have entered into employment agreements with CNB in the respective forms attached hereto as Exhibits A, B and C to this Agreement, which agreements shall be assumed by Bancshares on the Closing Date, and Joseph N. Tosh, II, shall have entered into an Employment Agreement in the form attached hereto as Exhibit D, which shall go into effect at the Effective Time.

         Section 8.2. CONDITIONS TO CENTURY'S OBLIGATIONS. The obligation of Century to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Century may waive the same in writing:

                  (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1996, through the Closing Date, there shall have been no material adverse change in the financial condition, results of operation, business or assets of Bancshares and there shall have been no occurrence or circumstance (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

                  (b) OPINION OF BANCSHARES' COUNSEL. Bancshares' general counsel, Rick Hull, Esq., shall have delivered to Century an opinion dated the Closing Date to the effect that (i) Bancshares is a corporation duly organized and in good standing under the State of Ohio, (ii) Citizens is a corporation duly organized and in good standing as a state banking association under the laws of the State of Ohio, (iii) this Agreement has been duly executed by Bancshares and constitutes the binding obligation of Bancshares, enforceable into in accordance with its terms against Bancshares, (iv) assuming that the Merger is duly authorized by Century and its shareholders and that Century has taken all action required to be taken by it prior to the Effective Time, upon the filing of the Certificate of Merger with the Secretary of State of the

State of Ohio and the Articles of Merger with the Department of State and the Commonwealth of Pennsylvania in accordance with Section 1.1, the Merger will become effective and each Century Common Share outstanding will be converted into Bancshares Common Shares in accordance with Section 1.2 hereof, and (v) all of the Bancshares Common Shares to be issued to the shareholders of Century have been validly authorized.

                  (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bancshares shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (provided, however, that nothing herein contained shall be construed to place any limitations upon the issuance of additional shares or other securities of Bancshares) and Bancshares shall have fully complied with all the terms and conditions hereof, and Bancshares shall have delivered to Century a certificate to that effect, which certificate shall be signed by the President of Bancshares and shall be in a form reasonably satisfactory to Century.

                  (d) OFFICERS' CERTIFICATES REGARDING REGISTRATION STATEMENT. Bancshares shall have furnished to Century the officers' certificates required pursuant to Section 7.4(b) hereof.

                  (e) FAIRNESS OPINION. The receipt of a fairness opinion from Danielson dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the transaction contemplated by this Agreement is fair to the Century shareholders from a financial point of view.

                  (f) TAX OPINION. Century shall have obtained an opinion of its counsel, reasonably satisfactory in form and substance to it and dated as of Closing, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the IRC, (ii) no gain or loss will be recognized by Century as a consequence of the Merger, and (iii) no gain or loss will be recognized by the shareholders of Century pursuant to the terms of the Merger (except for the effect of any cash received pursuant to dissenters' rights.)

                  (g) ACCOUNTING TREATMENT. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

         Section 8.3. CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The respective obligations of Bancshares, Century and CNB to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as any of them may waive the same in writing:

                  (a) ORDERS, INJUNCTIONS, ETC. No temporary outstanding order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding seeking any of the foregoing be pending.

                  (b) NO ADVERSE GOVERNMENTAL ACTION. On or before the Closing Date, no action shall have been taken or threatened by any governmental entity which makes consummation of the Merger illegal.

                  (c) COMMON SHARE REGISTRATION. The Bancshares Common Shares into which the Century Common Shares are to be converted pursuant to this Agreement and shall have been registered with the Securities and Exchange Commission and no stop order shall be threatened or in effect with respect thereto.

                  (d) BLUE SKY LAWS. Pursuant to Section 7.3 hereof, Bancshares shall have filed such registration statements or applications as may be required under applicable blue sky laws and such registration statements or applications shall have become effective or approved and no stop order shall be threatened or in effect with respect thereto.

                  (e) SHAREHOLDER ACTION. Prior to the Closing Date, this Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding Century Common Shares and the affirmative vote of two-thirds of the outstanding Bancshares Common Shares.

                  (f) REGULATORY APPROVALS. All Approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in force.

         Section 8.4. CLOSING DATE. The closing ("Closing") of the transactions contemplated by this Agreement shall occur on a date mutually agreed to by Bancshares and Century as soon as reasonably practicable after satisfaction of all the conditions set forth in Sections 8.l, 8.2 and 8.3 hereof and the expiration of all waiting periods imposed by any and all regulatory authorities (the "Closing Date").

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT
                           ---------------------------

         Section 9.1. RIGHT TO TERMINATION. This Agreement may be terminated and the Merger abandoned prior to the Closing Date in the following manner:

                  (a) MUTUAL CONSENT. By mutual consent of Century and Bancshares, authorized by their respective Boards of Directors; or

                  (b) BY CENTURY. If the Average NMS Closing Price is less than $46.50, then Century may terminate this Agreement; or

                  (c) BY CENTURY. If (i) the Average NMS Closing Price is less than $54.25, and (ii) Bancshares' Average NMS Closing Price is more than ten
(10) percent lower than the average of the NMS Closing Price of an index of selected, publicly traded, peer group, commercial banking institutions in Ohio, Pennsylvania and West Virginia, then Century may terminate this Agreement in accordance with the procedures set forth in Exhibit E hereto.

                  (d) BY BANCSHARES OR CENTURY. By either Bancshares or Century
(i) in the event the transactions contemplated by this Agreement are not consummated on or before September 30, 1998 or (ii) in the event of a material breach by the other party (provided, however, that the terminating party is not in material breach of this Agreement), which breach is not cured after thirty
(30) days written notice hereof to the breaching party.

         Section 9.2. EFFECT OF TERMINATION. If for any reason this Agreement and the Agreement of Merger shall be terminated and the Merger abandoned as provided in Section 9.1, this Agreement shall become null and void, without any further action by the shareholders of either of the parties. In the event of any such termination, the Directors of Bancshares and Century shall each direct their officers not to file this Agreement or a certificate or articles of merger, as the case may be) in the offices of the Secretary of State of the State of Ohio or the Department of State of the Commonwealth of Pennsylvania, notwithstanding favorable action by the shareholders of Century and Bancshares. In the event of any such termination, neither party hereto nor any of its respective shareholders, directors, or officers shall have any obligation to the other in damages or for costs, expenses, or otherwise in connection with this Agreement or the transactions contemplated herein, other than (i) the return to Century, by Bancshares, of all such copies of Century's records as may have been provided to Bancshares, under Section 5.2 or other Sections of this Agreement, and the return to Bancshares, by Century, of all such copies of Bancshares' records as may have been provided to Century, under Section 5.2 or other Sections of this Agreement or (ii) with respect to any liabilities or damages incurred or suffered by a party as the result of a material breach by the other party of this Agreement pursuant to Section 9.1(d)(ii) hereof.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

         Section 10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and in any certificate delivered hereunder, other than those contained in Section 2.3 hereof, shall expire on the Closing Date and thereafter neither Bancshares nor Century shall have any further liability or obligation with respect thereto.

         Section 10.2. REPRESENTATIONS TO THE KNOWLEDGE OF A PARTY. Whenever a representation or warranty is made herein as being "to the knowledge of" a party hereto or the officers or directors thereof, it is understood that an officer has made or caused to be made by personnel or representatives competent to determine the accuracy thereof (and the results thereof reported to him) an investigation which is appropriate to determine the accuracy of such representation or warranty.

         Section 10.3. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and mailed, first class postage prepaid and addressed as follows:

         (a)      If to Century:

                  Joseph N. Tosh, II, President and
                     Chief Executive Officer
                  Century Financial Corporation
                  One Century Place
                  Rochester, PA  15074

                  With copies to:

                  Stephen W. Johnson
                  Buchanan Ingersoll Professional Corporation
                  One Oxford Centre
                  301 Grant Street
                  Pittsburgh, PA  15219-1410

         (b)      If to Bancshares:

                  Citizens Bancshares, Inc.
                  10 East Main Street
                  Salineville, Ohio 43945
                  Attention:  Marty E. Adams


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

                  With copies to:

                  M. Patricia Oliver, Esq.
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114-1304

or at such other address or addresses as the party addressed may from time to time designate in writing. Any such notice shall be deemed given when received.

         Section 10.4. ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement and all exhibits and schedules attached thereto, together with that certain Stock Option Agreement dated November 17, 1997 (the "Option Agreement"), constitute the entire agreement between Bancshares and Century with respect to the subject matter hereof, and supersede any prior oral or written agreement and any other written or oral representations, including but not limited to the letter of intent dated November 17, 1997. Each of Century and Bancshares shall have the right, with the prior consent of the other, from time to time prior to the Closing Date, to supplement its Disclosure Schedules with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. This Agreement may be amended only by instrument in writing executed by the parties hereto and thereto and authorized as provided herein or therein. Except as provided in Section 10.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation other than the parties hereto and their respective shareholders any rights or remedies under or by reason of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         Section 10.5. DIRECTORS' AND OFFICERS' INSURANCE. After the Effective Time, Bancshares shall, and shall cause the Surviving Corporation to indemnify, defend and hold harmless the


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present and former officers, directors, employees and agents of Century and CNB
(each, an "Indemnified Party") after the Effective Time against all losses, expenses, claims damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under Pennsylvania law and by Century's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. In addition, Bancshares shall maintain Century's existing directors' and officers' liability insurance (the "D&O Insurance") covering persons who are currently covered by Century's D&O Insurance for a period of three (3) years after the Effective Time on terms no less favorable than those in effect on the date hereof; PROVIDED, HOWEVER, that Bancshares may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof.

         Section 10.6. EXECUTION OF COUNTERPARTS. For the convenience of the parties and to facilitate any required filing, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

         Section 10.7. EXPENSES. Except as otherwise provided in the Option Agreement, the parties hereto each shall bear their own expenses incurred in connection with this Agreement, including, without limitation, all fees of their respective legal counsel, financial advisers and accountants.

         Section 10.8. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

         Section 10.9. EXCHANGE AGENT. Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio, as transfer agent for the Bancshares Common Shares (or such other bank or


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

trust company as Bancshares selects) shall act as Exchange Agent in respect of the conversion of Century Common Shares into Bancshares Common Shares.


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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunder duly authorized, all as of the date first above written.


                                                 CITIZENS BANCSHARES, INC.
Attest:

By: /S/ Tracey L. Reeder                         By: /S/ Marty E. Adams
   --------------------------------                  --------------------------------
    Tracey L. Reeder,                                  Marty E. Adams, President and
    Assistant Secretary                                     Chief Executive Officer



Attest:                                          CENTURY FINANCIAL CORPORATION


By: /S/ Donald A. Benzinger                      By: /s/ Del E. Goedeker
   --------------------------------                  --------------------------------
    Donald A. Benzinger, Secretary                    Del E. Goedeker, Chairman


                                                 By: /s/ Joseph N. Tosh II
                                                    ---------------------------------
                                                      Joseph N. Tosh II
                                                      President and Chief Executive
                                                        Officer


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


                   DISCLOSURE SCHEDULES AND EXHIBITS (omitted)

   (Copies will be provided to the Securities and Exchange Commission upon request.)



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